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Exhibit 99.1

AMERIVEST PROPERTIES INC.
SECOND AMENDMENT TO AMENDED AND RESTATED BYLAWS
(Amended as of September 10, 2004)

        The Amended and Restated Bylaws, dated April 16, 2002 (the "Bylaws"), of AmeriVest Properties Inc., a Maryland corporation (the "Company"), are hereby amended by inserting the following proviso at the end of Article X (Definitions), Section 1 (Affiliate):

  "provided, however, that for the purposes of Article VI, the term "Affiliate" does not include any PERSON that is directly or indirectly owned one hundred percent (100%) by the corporation."

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AMERIVEST PROPERTIES INC. SECOND AMENDMENT TO AMENDED AND RESTATED BYLAWS (Amended as of September 10, 2004)